Exhibit 99.1

Sustainability Report Serving the globe. Distinctly local.

Serving the globe. Distinctly local. Table Of Contents 2 CEO Message ............................................................................................................................. .. 4 About Us …...........................................……….............................................................................. . 5 Shared Value …………................................................................................................................... 7 At the Heart of the Circular Economy ....................................................................................... 8 Our ESG Journey …………............................................................................................................ 9 About This Report …………......................................................................................................... 10 Social/Local Benefits ……………………………………………………….....................................…… …. .. 11 Guided by Local Values .............................................................................................................. 12 Empowering Local Business to Compete on a Global Scale ................................................ 21 Beyond the Transaction: Local Relationships & Trust ……………........................…….… ………. 14 - 19 It Takes a Community … to Build a Community …………………….………………………………….. 20 Unlocking Local Benefits Through Global Scale ................................................................... 21 A More Connected World for Our Customers ..................................................................... 21 Creating Connections Between Customers & Facilitating Local Asset Mobility ............... 22 Transcending Local Markets .................................................................................................... 23 Liquidity is One of the Most Important Features of a Successful Two - Sided Market ....... 24 A Catalyst for Economic Growth ............................................................................................ 25 Community Giving ................................................................................................................. 26 Support During Critical Times ............................................................................................... 27 Diversity & Inclusion .............................................................................................................. 28 Our Diversity & Inclusion Journey Began with a Focus on Gender Diversity ............. . ..... 29 People ………………................................................................................................................... 30 A Strategy Guided by Values ................................................................................................. 30 Unleashing Our People’s Full Potential ...................................................................................... 31 Employee Training ............................................................................................................. . ......... 32 Tuition Reimbursement ...................................................................................................... .. ........ 32 Building a Global Talent Pipeline ...................................................................................... . ......... 33 Future - proofing Our Workforce ................................................................................................... 33 A Global Mindset to Talent Development ................................................................................ . . 34 Building a Career at Ritchie Bros.: Gabriel Lopez's Story .......................................................... 34 Governance ....................................................................................................................... ... ........ 35 Our Material ESG Issues ........................................................................................................ ... ..... 36 Our Governance Framework ................................................................................................. . ...... 37 Risk Management ......................................................................................................... .. ............. 38 Governance at Ritchie Bros. ......................................................................................... ....... ......... 39 - 40 Compliance & Business Ethics .......................................................................................... ...... .... 41 - 42 Data Privacy & Security ........................................................................................................ .. ...... 43 Stakeholder Engagement ................................................................................................. .. ........ 44 Health & Safety ................................................................................................................... .. ...... 45 Health & Safety - COVID - 19 ......................................................................................................... 46 Environment ....................................................................................................................... .. ....... 47 Strategy for a Changing Future .................................................................................................. 48 Online Auctions ................................................................................................................ . ......... 49 Change Starts at Home .............................................................................................................. 50 Links & Downloads ..................................................................................................................... 51

Serving the globe. Distinctly local. F o r w a r d - L o o k ing Statements Caution Regarding Forward - Looking Statements This presentation contains forward - looking statements and forward - looking information within the meaning of applicable US and Canadian securities legislation (collectively, “forward - looking statements”), including, in particular, statements regarding the benefits and synergies of the IronPlanet transaction, future opportunities for the combined businesses of Ritchie Bros. and IronPlanet, future financial and operational results and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward - looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward - looking statements are based on the opinions and estimates of manage - ment as of the date such statements are made. Forward - looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.’ control, including risks and uncertainties related to: the duration and impact of the COVID - 19 pandemic on Ritchie Bros.’ operations, the operations of our customers and general economic conditions, general economic conditions and conditions affecting the industries in which Ritchie Bros operates; Ritchie Bros.’ ability to successfully integrate IronPlanet; the ability to realize anticipated growth, synergies and cost savings in the IronPlanet transaction; the maintenance of important business relationships; our ability to commercialize new platform solutions and offerings; deterioration of or instability in the economy, the markets we serve or the financial markets generally; as well as the risks and uncertainties set forth in Ritchie Bros.’ Annual Report on Form 10 - K for the year ended December 31, 2019, which is available on the SEC, SEDAR, and Ritchie Bros.’ website. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.’ forward - looking statements. There can be no assurance that forward - looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward - looking statements. Forward - looking statements are made as of the date of this presentation and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward - looking statements. This presentation contains certain non - GAAP financial measures. For a discussion of non - GAAP measures and the most directly comparable GAAP financial measures, see the Appendix to this presentation as well as our earnings release and our Form 10 - Q interim report, which are available at: investor.ritchiebros.com. These non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understand and assessing our financial condition and results. Therefore, these measures should not be considered in isolation or as alternatives to measures of profitability, liquidity or other performance under GAAP. These measures may not be comparable to similarly - titled measures used by other companies. This presentation also includes certain forward - looking non - GAAP financial measures. We are unable to present a quantitative reconciliation of this forward - looking non - GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information. All figures are in US dollars, unless otherwise noted. 3

Serving the globe. Distinctly local. To all our valued stakeholders, As I approach my first full year as CEO, it is important for me to convey what a privilege and incredible honor it is to be part of this team and lead such an amazing company like Ritchie Bros. In addition to being a leader in the used equipment disposition space, we are more importantly, a company built on trust, building relationships and doing what’s right – values woven into the fiber of our 60+ year history. Today, we are living in times of advancing globalization and growth, where companies are contending with the complexity of stewarding their organizations amidst the unprecedented mix of social, environmental, market, and technological trends. These require a real focus on sustainability - based management . As our company enters a new decade and new era, it’s more important than ever for Ritchie Bros . to exemplify its values to the world . Today world - class companies like ours must be future - forward, thinking beyond just profits, and investing in people, environment, safety and good governance . We must provide value to all stakeholders : employees, shareholders, local communities, and the global ecosystem of which we are a thriving part of . Since I joined this venerable organization in early 2020 , I have witnessed firsthand the value Ritchie Bros . places on community . Letter To S t a k eh o lde r s Message from the CEO We are unique in that despite being a global marketplace, operating in both large cities and small towns, our impact on the local communities where we operate is significant from economic development and employment to charitable actions. It gives us a sense of pride that we’re able to give back to these communities that we rely on. We constantly open our auction site doors for fundraiser events, as well make contributions to local charities, food banks and supporting disaster relief funds. As the company founder Dave Ritchie instilled in us – support the communities you live in; give back to those who help and support us. 4 Science has proven undeniably that we need to change our behavior in order to secure a healthy environment for our children’s future. Ritchie Bros. is one of the world’s largest “practical green” re - commerce companies, meaning we enable and encourage the market liquidity of heavy equipment and trucks like no other. Each year, hundreds of thousands of customers use our solutions and services to re - use and recycle previously owned assets, giving them a new life and avoiding landfill waste. We’ve made impactful changes, but there’s more work to do. We owe it to our customers, investors and to ourselves. I am tremendously enthusiastic to guide Ritchie Bros. into a new era of corporate responsibility. Globally, there is increasing pressure on companies to disclose environmental, social and governance (ESG) information due to the increasing concern about the effects of ESG factors on business risk and financial performance. While we are early in our ESG journey, and there is much to learn, we are committed to laying the foundation for strong, sustainable business practices and continually improving our level of disclosure. ESG offers a bigger purpose to our stakeholders to rally around, while always driving the bottom line. Our global brand is guided with strong values and a deep commitment to changing the world for the better through relationships, people, supporting communities and affecting positive environmental change. Only through these continued initiatives and strong value system can we grow and further cement our iconic brand. Sincerely, Ann Fandozzi - CEO

Serving the globe. Distinctly local. 1 95 8 200 2 1 96 3 200 3 1 97 0 200 4 1 97 6 200 8 1 99 0 201 1 1 98 7 201 0 1 99 4 201 3 1 99 8 201 5 201 7 199 7 201 4 201 6 First unreserved auction Ritchie Bros. begins as a small family - run business in Kelowna, BC, Canada. The three Ritchie brothers — Ken, Dave, John — conduct their first unreserved auction. 5 Online bidding service introduced In 2002 Ritchie Bros. introduces its real - time online bidding service, making it easier for buyers to participate in auctions all over the world - in person or online. First auctions in Europe In 1987 Ritchie Bros. conducts its first auctions in Europe - in Liverpool, United Kingdom and in Moerdijk, the Netherlands. 21 - language website launched Ritchie Bros. launches a new website at rbauction.com, featuring equipment search in 21 languages, online bidding in 7 languages and new saved search and watchlist functionality. First auction in Asia In 1994, Ritchie Bros. conducts its first auction in Asia, in Subic Bay, the Philippines. First auctions in China In 2013, Ritchie Bros. holds its first auction in China, in the city of Beijing. NYSE listing and first US$1 billion year In 1998 Ritchie Bros. becomes a publicly listed company on the New York Stock Exchange, and records annual equipment sales of US$1 billion for the first time. Ritchie Bros. held 345 auctions in 2015 , including its largest - ever, single - consignor auction in Casper, WY on March 25, selling US$54 million of cranes, trucks and trailers in one day. Ritchie Bros. made some significant corporate developments in 2016, including the announcement of its impending acquisition IronPlanet, a leading online marketplace for used heavy equipment. The company also acquired Mascus, one of the world’s leading online equipment listing services, as well as the remaining minority interest of Ritchie Bros. Financial Services, providing the company 100% ownership. Ritchie Bros. also acquired Petrowsky Auctioneers and Kramer Auctions to help bolster its auction presence in the New England region of the United States and the Canadian agricultural market. Expansion to the United States As demand for the company’s unreserved auction services increase, Ritchie Bros. begins to expand across Canada and into the United States, holding its first U.S. auction in Beaverton, Oregon in 1970. TSX listing Ritchie Bros. is listed on the Toronto Stock Exchange. First auction in the Middle East Ritchie Bros. conducts its first auction in the Middle East in 1997, in Dubai’s Jebel Ali Free Zone. First US$4 billion year In 2014, Ritchie Bros. launches a new online marketplace at EquipmentOne.com, and sells US$4 billion of equipment in one year for the first time. After receiving unconditional clearance from the U.S. Department of Justice , Ritchie Bros. completed its acquisition of IronPlanet on May 31. It was the largest acquisition in company history and began a new era of delivering unprecedented choice to our customers. On June 20, the executive leadership group rang the ceremonial bell at the New York Stock Exchange to celebrate the historic acquisition. First major equipment auction The brothers soon progress beyond furniture and begin conducting more regular auctions. In 1963 they conduct their first major unreserved industrial auction in BC, selling US$600,000 worth of equipment. First auction in Africa Ritchie Bros. holds its first auction in Africa in 2003, in Durban, South Africa. First permanent auction site With its unreserved auctions well accepted within Canada, Ritchie Bros. opens its first permanent auction site - in Edmonton, Alberta. First US$1 billion quarter Ritchie Bros. sells US$1 billion of equipment in one quarter for the first time. First auction in Australia Ritchie Bros. goes down under and holds its first Australian auction in Perth, Western Australia in 1990. US$1 billion of equipment sold online Ritchie Bros. sells US$1 billion of equipment to online bidders before year end. About Us - at a Glance Dave Ritchie founded Ritchie Bros. Auctioneers in the 1950s with his brothers Ken and John. The brothers were running the family’s used furniture store in Kelowna, B.C., when, in need of cash to repay a bank loan, they held an unreserved auction. When the auction was successful, they began holding them regularly, going on from furniture to industrial and construction equipment and trucks. While the Company grew, it was always anchored on the belief that relationships, trust and integrity were the foundation of that growth. “My best friends are my customers and the great people I’ve been working with at the company for 40 years,” Dave Ritchie. “I’m proud of what we have built and extremely confident in the team that’s managing the business today. They understand the importance of doing what’s right, treating people fairly and taking care of our customers.”

Serving the globe. Distinctly local. Serving the globe. Distinctly local. From a small - town auctioneer to the largest global auction marketplace, selling over $5 billion of equipment each year, Ritchie Bros . owes its 60 - year success to an unwavering belief in touching people where they live . To be a great global company, you have to be a great local company . 6

Serving the globe. Distinctly local. Shared value Our business - what we do: We help our customers buy and sell a wide range of used and unused equipment for: construction, mining, transportation, agriculture, oil & gas, lifting & material handling, forestry & other industries. Our impact: B y… Em plo y e e s Providing meaningful work and career development opportunities to our employees ▸ Investing in our employees through training and development ▸ Offering meaningful career development opportunities, locally and worldwide ▸ Having a culture centered around people Customers Empowering our customers locally through our global scale ▸ Understanding specific needs through our deep understanding of local needs and culturally sensitive approach ▸ Meeting customers’ needs through a worldwide marketplace, and opening opportunities that may not have been possible otherwise ▸ Developing meaningful relationships with each of our customers both on the buy and sell side Shareholders Delivering long - term value to our shareholders ▸ Through a company that embodies the ESG principles and a strong company culture which is better poised to deliver improved financial performance, increased productivity, asset optimization and sound capital allocation towards initiatives that drive value creation while acting responsibly Local communities Supporting the development for a better future for the communities we impact ▸ Facilitating connections between our customers worldwide, and empowering them to contribute to the growth of their local communities ▸ Investing in communities beyond our activities, through volunteerism and philanthropy The Planet Supporting the transition to a low carbon economy as an active participant to the low carbon economy ▸ Providing solutions and services to re - use and recycle previously owned assets, giving them a new life and avoiding landfill waste ▸ Limiting transportation needs through our virtual platform ▸ Reducing the environmental impact of our offices and sites worldwide A local approach at a global scale - where we operate: Our purpose - why we do what we do: Empowering everyone through our value chain. Our mission: Create compelling business solutions for the world’s builders to easily and confidently exchange equipment. With the adoption of this mission, we moved from being strictly an auction company to a solutions company. Our vision: The trusted global marketplace for insights, services, and transaction solutions for commercial assets. 1 4 7 21 1 9 6 7 33 5 1 6 27 20 28 24 18 17 34 22 23 12 11 25 30 29 35 40 39 37 36 38 4 1 42 43 4 4 13 26 31 15 8 2 4 1 9 3 10 32

Serving the globe. Distinctly local. At the Heart of the Circular Economy Ritchie Bros. has been at the heart of the circular economy for heavy equipment for over 60 years. We are one of the world’s largest “re - commerce” companies, meaning we enable and encourage the market liquidity of heavy equipment and trucks like no other. Each year hundreds of thousands of customers use our platform and solutions to re - use and recycle previously owned assets, giving them a new life and avoiding waste. Reusing an existing asset, enhances its value. Facilitating the reuse of used equipment through our marketplaces brings benefits to both buyers and sellers. For the sellers, selling their used equipment allows them to extract value from their asset versus recycling it or sending it for disposal. For buyers, buying a used item means they can get a functioning asset at a price that may be attractive to them versus the cost of new. As these secondary products and materials are given a chance to see another day, their useful life is extended and thus their value and worth is retained within the economic system. This is part of the core value of the circular economy. Recycling and reusing equipment is better than discarding it because it continues to extract remaining functional value from the equipment. When equipment is reused, it also conserves natural resources needed to produce new equipment. Secondary equipment markets, like ours, contribute to a reduction of this waste, as well as a reduction of millions of tons of carbon dioxide yearly. Finally, selling and not dumping cuts down on the amount of equipment ending up in landfills. In general, as the habit of reselling or trading used goods and materials becomes popular and commonplace, waste and the tendency towards wastefulness is reduced. We are pleased to be part of the circular economy – one that is striving for zero waste. 8

RITCHIE BROS.
Serving the globe.
Distinctly local.

Our ESG Journey

Although our ESG disclosure journey is at relatively early stage, third party assessment has shown that material ESG aspects have been integral to how we do operate. Our aim with this report is to provide our employees, customers, communities and inves- tors with more transparency as to how we integrate those aspects in our business, and establish a strong foundation for setting up indicators, baseline and tracking progress over time; connecting ESG to our ability to generate shared value. We are committed to set up a structured approach that aligns with recognized frameworks so that we en- hance the accuracy, reliability, completeness and comparability of the ESG information we disclose publicly.

In 2018, we engaged a third party ESG advisory firm to conduct a materiality assess- ment to identify ESG issues that are most likely to have a significant impact on our operations and performance. The process consisted of interviewing our management team to gain an internal perspective of key priorities, as well as interview our top share- holders to gain an external perspective of key priorities. Outputs of these interviews were assessed against peers, industry and sustainability framework. This work resulted in the identification of six material ESG issues for RBA.

Articulate our purpose

- We empower businesses to easily and confidently meet their equipment disposition needs

Identify our material ESG issues

Social:
- Human capital: attraction, retention, engagement, parity, training, diversity
- Health and safety: of sites, employees and clients

Governance:
- Culture and ethics: anti-corruption, bribery, money laundering
- Data security
- Data privacy

Environment:
- Climate change: and the transition to a low carbon economy

Board mandate

- Sound governance and strong leadership are core to our strategy and delivering sustained value for our stakeholders. As the stewards of our company, our Board of Directors provides guidance and oversight of our ESG program

Share our story

- Set the foundation to our ESG disclosure journey

We Are Here

Define key metrics

- Report according to recognized ESG reporting frameworks

Set long-term goals

- Define goals that speak to our purpose and material ESG issues
- Set relevant baselines and timelines

Achieve long-term goals

- Through a sustainable business strategy

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Serving the globe. Distinctly local. About This Report 10 At Ritchie Bros. we conduct unreserved public auctions with both on - site and online bidding, selling a wide range of used and unused equipment for: We fully appreciate and support the value of third party ESG ratings and evaluations in an effort to bring more transparency and standardization to the industry and influence issuers to continue evolving and improving the level of ESG disclosure. However, since each Company is inherently very different, we believe it is also important for stakeholders to understand the comparability framework, business context and relevance of our business to be used in conjunction with third party evaluations as certain measures don’t apply to our business. As such, we felt it was important to review what it is Ritchie Bros. does and equally what we don’t do: What we do: ▸ We host a two - sided used equipment marketplace underpinned by our ubiquitous auction platform and our marketing and demand - generation capabilities. Through our proprietary technology platform, we connect buyers and sellers in a trusted, safe and transparent manner, facilitating the efficient buying and selling of equipment across many industry sectors around the world. ▸ We bring liquidity to the marketplace by closing the geographic divide and cost - effective transactions and connect people that would otherwise not be connected through our technology driven auction platform and unlock economic benefits by transcending borders. ▸ We offer our customers the choice of bringing their equipment to one of our 30 physical auction yards around the world where we take care, custody and control of the equipment and showcase the equipment in both live and online formats. Alternatively, we offer a 100% full online experience where we facilitate the sale of equipment without the seller transporting the physical equipment to any of our auction sites. The equipment remains in the hands of the seller and buyers bid on the equipment through our various online auction channels (i.e. IronPlanet, Marketplace - E, GovPlanet, and Ritchie Bros. Auctioneers). Prior to the Covid - 19 pandemic, approximately 70% of our equipment was sold to online bidders (30% to live bidders attending the live auction). Since Covid - 19, we have transitioned our model and we no longer conduct any live auctions and have moved entirely to online auctioning and as such, 100% of winning bids are now from online bidders and we are not conducting any live auctions during the pandemic for health and safety reasons. ▸ We provide sellers ancillary services to facilitate the sale of their equipment. Services we offer include: Painting, Washing, Logistics, Financing and Equipment Inspection Services. ▸ Employ over 2200 men and women in more than 20 countries. What we don’t do: ▸ We do not manufacture any of the equipment that is marketed for sale by our consignors. We are a marketplace and remarketer of the equipment. ▸ We don’t conduct any heavy repair or overhaul of the equipment other than basic services to facilitate the sale of the equipment. We sell all equipment on an as - is basis and the responsibility of the working condition of the equipment is the responsibility of the seller. ▸ For customers who wish to transport equipment to our physical auction yards, the logistics is generally at the sellers’ expense and responsibility. In cases where the seller does not have logistics solutions, we provide a third party to provide logistics services for them. ▸ Won’t sell equipment that does not meet local emission and safety standards. ▸ The equipment staged for selling at our auction yards are not put into use other than being inspected by our inspection teams or prospective buyers and lightly driven, where applicable, on auction day to showcase the equipment across the auction ramp during a live auction environment. At Ritchie Bros., we have embraced the digital revolution and have been making significant investments over the past decade to support the shift to online auctions and providing our customers with a world - class online channel. The digital revolution is taking place right now in a monumental way, with our daily lives becoming ever more digital at a staggering speed. The Covid - 19 crisis has accelerated innovation and disruption and has heightened expectations. The future has happened faster. Against this backdrop, we are keenly aware that today’s Covid - 19 crisis only heightens the need for collective awareness, sense of mutual responsibility and the importance of having sustainable business models. ▸ Construction ▸ Mining ▸ Transportation ▸ Agriculture ▸ Oil & gas ▸ Lifting & material handling ▸ Forestry & other industries

SOCIAL Local Values for Sustainable Growth

RITCHIE BROS.
Serving the globe.
Distinctly local.



For over 60 years Ritchie Bros. has been guided by a social framework that is grounded in principles borne from our local roots. Core values like integrity, unity, and a vision of innovating on behalf of our customers, are the cement we pour into three cultural pillars that uphold our company's ideals and keep us firmly grounded in the ethos of doing what's right – always.

Through these pillars we embrace our culture of delivering local economic benefits through global scale, value based investment in local communities, and building long-lasting local relationships. When our customers see that culture in action, they experience the Ritchie Bros. brand.

Guided by Local Values

Doing well in business and doing good in our communities are mutually inclusive. How we conduct business, develop our people, and maintain safety standards are filtered through the lens of our core values.

- Impact on communities
- Local engagements
- Social investments
- Community giving
- Diversity & inclusion
- Attracting talent
- Developing our people
- Health & Safety

Beyond the Transaction: Local Relationships & Trust

Value to our customers go beyond converting assets to cash – it's deeply personal.The main reason for our 60 years in business, and 6+ million lots sold, is we are a global company built on local relationships.

- Diverse customer base –scalable business
- Trust/relationships "people to people"
- Elements of building trust between the Company and stakeholders

Unlocking Local Benefits Through Global Scale

Creating a level playing field and unprecedented empowerment allowing local businesses to compete on a global level.

- Connecting customers from different regions and industries
- Transcending local markets
- Marketplace liquidity

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Serving the globe. Distinctly local. Empowering Local Business to Compete on a Global Scale Globalization is creeping into our customers' lives at a surprising pace and the need for local businesses to expand their markets is a growing priority. In the past, it was easier for a local business to rely on its strong presence in a community, but today’s businesses need to be able to sell more broadly and be more than just a solely local entity. Sometimes it’s as simple as being a big company in a small market, and the limited size of domestic markets often motivates local buyers and sellers to seek markets beyond their local frontiers. What local businesses are looking for are ways to open up new streams of potential revenue and liquidity without the massive undertaking and burdens of being a global company themselves. One of the reasons our business is unique is the innate cultural connection and deep understanding of these local needs. Customers entrust their assets to us at a local level Local Bene fi ts 13 and we empower them with the confidence that once their job is complete, we are there for them; not only with care, custody and control of their equipment at our local yards but then leveraging our full suite of services (inspection, paint, repair, worldwide logistics and marketing) to ready their equipment for the global stage. We then showcase their assets to worldwide buyer audiences, getting the attention of motivated buyers that our customers would in many cases never otherwise reach. We bring a global sophistication to a local environment, empowering customers with the assurance that our one - stop - shop of services is going to deliver them results that is going to further their business. And it's all based on the trust built from local relationships with our staff. Regardless of the individual impact the global economy has on a local business, it is clear that cordoning off from the rest of the world is no longer an option. Pandora’s Box has been opened and we are there to help our local customers expand their consumer base and keep up with global trends and market realities.

rb RITCHIE BROS.

Serving the globe.
Distinctly local.

Beyond the Transaction - Local Relationships & Trust


Small Company
Medium/Large Growing Company
National/ International Company
End Of Cycle

Ritchie Bros. started small and we've never forgotten our roots. That's why we treat every customer like a longtime friend; no matter the size of the business. Whether you're a large multinational rental equipment company, a burgeoning independent contractor or farmer facing retirement, there is a common thread – relationships and trust.

It's not uncommon to see multi-generational customers. Some of our staff have built relationships with their customers that span decades, watching their businesses grow. Prior to COVID-19, it was a familiar sight to see staff and customers shaking hands like old friends. That commitment to enduring relationships is still alive and it's why we work with companies across the size compendium.

We understand our customers' needs and goals are unique, so a one-size-fits-all approach won't cut it. That's why we offer multiple ways to sell when, where and how the customer wants. Everything we do helps our customers avoid all the hassle, stress and potentially hundreds of hours spent selling or looking for equipment in the private marketplace. We want customers to be able to focus on their business – and trust us to do the right thing and take care of their business needs.

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Serving the globe. Distinctly local. Buyers Trust Us Because As a two - sided marketplace, we service buyers with as much commitment and integrity as we do sellers. Customers buy from Ritchie Bros. because our auctions deliver fairness, transparency and honesty. Our company does not play games, or double deal. And as customers’ needs change, relying more on online bidding, we continue to deliver trust with online solutions that are fair and transparent. We also know customers cannot always wait for the next auction event, so we created Marketplace - E to provide a 24/7 online source for getting equipment when you need it and for the price that you’re most comfortable with. To maintain trust, we offer Inspection Reports to assure quality. We’ve also created RB Source to help buyers safely navigate the private marketplace. Once again they trust us to find them the equipment they need, where ever it may be located. “Betty and I always try to find people that are the top of their fields to get us to where we want to go. I’m not an auctioneer and I’m not a salesman, so we searched for people that knew what they were doing and how to get it done and make as much money for this business as they could on this day, and they did it. We are so thankful to Ritchie Bros. for their help. We loved farming, but now we get to spend so much more time with our daughters and grandkids. It’s fantastic!” - Dennis Turner, Turner Farms Beyond the Transaction - Local Relationships & Trust 15

Serving the globe. Distinctly local. Nurturing a Growing Business Building longstanding relationships with our customers usually means being there at the starting point in our customer’s business journey. We service young business the same way we would a multi - million dollar company, with integrity, trust and an unwavering commitment to do what’s right. We work with local customers as a trusted advisor to help them grow their business so that they can contribute to building their communities and a secure future for their “I started my company with used equipment and Ritchie Bros. was a great source for gear,” said Lincoln. “I still remember the first piece I bought from Ritchie Bros. almost twenty years ago — a 1970 Kenworth dump truck. As my company grew, I started buying more and more new equipment and selling my older and surplus equipment through Ritchie . ” - Lincoln Douglas, K & L Contracting “Getting financing for equipment can be the difference between making it big or staying small. I feel strongly about Ritchie Bros.’ willing to finance the little guy.” – David Fisher, Owner, Performance Grading Inc family. We offer industry expertise, including industry - leading data insights, and an authentic dedication to their success, ensuring our customers return to us in the future. Young businesses come to Ritchie Bros. Financial Services because of the options and flexibility that banks don’t provide. We also deliver a level of industry knowledge that our customers cannot get from other lenders. This builds a trusted relationship between account managers and our customers. 16 Beyond the Transaction - Local Relationships & Trust

Serving the globe. Distinctly local. Scaling Up for Success Our ability to scale is unmatched in our industry which is why the biggest players routinely turn to us with their equipment disposition needs. Multi - national corporations trust us and build relationships with our team because we’ve proven we can handle their volume using leading edge technology, unparalleled global reach and uncompromising business practices. 17 Well - known companies turn to us because they trust in our global scale and demand generation. We find the markets for their underutilized assets using our sophisticated tools and process, creating efficiency of asset management and optimized returns based on data - driven decisions. Beyond the Transaction - Local Relationships & Trust

Serving the globe. Distinctly local. Retirements – Customers spend their whole life building up their business to see it all sold in a day. It’s an emotional time in their life, and it’s why solid local relationships are so important in seeing them across the finish line. We provide a bedrock during a tumultuous, transitional moment. It’s one of the most fulfilling aspects of our business – to help facilitate new adventures in life for retiring customers. Our customers’ lives and livelihoods are often deeply connected to the community and what they need is a trusted hand during difficult moments to manage their circumstance and preserve their sense of self and their local identity. Handling with Care For our customers, the process of selling or buying can be deeply personal and they put a premium on trust and local relationships with our team members. These relationships can span generations. We put a premium on placing people in positions where they can interact locally one - on - one and get close to the customer from all walks of life. 18 Beyond the Transaction - Local Relationships & Trust “All good things come to an end. There is one thing that is constant and that is change and we were prepared to move on. We are going to take life a little bit easier. We chose Ritchie Bros. after very considerable thought. Thank you so much for making this — with your input — a wonderfully rewarding day. Thanks to Ritchie’s. Most sincerely.” – Alan LaRose

Serving the globe. Distinctly local. Trust is the key to establishing an ethical organization environment -- one that guides decisions and actions.Trust in business is the cornerstone of relationships with customers who work with Ritchie Bros. Data Security & Privacy Trust with customers is more than a competitive advantage - it’s table stakes. ▸ Data privacy and security is about much more than keeping hackers at bay. It is also about assuring our customers that the trust they place in us is warranted Ethics The most valuable commodity is trust. ▸ Code of Conduct ▸ Anti - Corruption Policies ▸ Trade Control Policies ▸ Ethical Conduct ▸ Compliance Training ▸ Enterprise Risk Management (Risk/Reputation) Corporate Governance There is an inextricable link between corporate governance and trust. ▸ Corporate Culture ▸ Disclosure and Transparency ▸ ESG ▸ Legal and Statutory Requirements Beyond the Transaction - Local Relationships & Trust Ethical leadership bound by ethical behavior and moral integrity is vital for our organization because it allows us to establish trusted relationships with our customers, employees, investors and business partners. The strong need to promote this value in organizations is not only dictated by the wish to follow a managerial trend or to meet an economic and social imperative, but is also a means offered to the organization in order to consolidate its loyalty and develop trusted relationships, which are crucial for our credibility and sustainability. 19 Building a culture based on trust is one of the most important responsibilities of our organization and our leaders. While we go to great lengths to establish a culture that encourages trust, it falls upon our individual leaders to follow through with those intentions and deliver that level of trust to both our internal and external stakeholders. Doing so requires leadership that is committed to a shared vision transcending beyond the walls of the company itself . Building trust - based principles into the DNA of our organization elevates security among employees.

Serving the globe. Distinctly local. It Takes a Community ... to Build a Community Being catalysts to growing communities across the world is a role that’s incredibly meaningful to our company. The world is changing faster than ever before . Urban areas are growing, development is surging, and with that comes an increasing need for localized transformation driven by social and infrastructure investments . Contractors, both big and small, are driving forces in those local communities, shaping its future through core infrastructure projects and building development. It is our privilege to be part of this ecosystem. We facilitate these companies with the necessary equipment to fulfil contractors and create jobs. Whether it’s one dozer or hundreds of pieces of heavy equipment for a multi - year project, we’re a top destination for companies looking for the equipment they need to break ground and build. Bridges/Transit Local Benefits Being part of this community chain is another way we build deeper relationships with our customers. They trust us to help them get the next job. By facilitating connections between our customers, we are involved in growing their communities and being a key part of their story. Health Care Agriculture/Transportation Energy Production Water Infrastructure Roadways 20

Serving the globe. Distinctly local. A More Connected World for Our Customers Despite our history as a traditional auction company, Ritchie Bros . has evolved over the years into a technology - driven place of innovation in pursuit of a more connected world for our customers . Our unique technology opens up a global equipment marketplace to our customers in local regions. By providing customers leading - edge technology and creating exponential business opportunities that might not exist in their regional markets, we are empowering customers and leveling the playing field. Unlocking Local Benefits Through Global Scale Doing business around the world can seem a long way from doing business in your hometown. There was a time when being a global company was an exotic idea. Local businesses tended to operate locally. Today, going global is not only a possibility, it is almost a necessity. Consumers, businesses and governments have become accustomed to searching for the best products and services worldwide. As business makes country boundaries less and less rigid, local companies need to compete on a larger playing field. They are part of a global economy whether they want to be or not. 21

Serving the globe. Distinctly local. Unlocking Local Benefits Through Global Scale Creating Connections Between Customers & Facilitating Local Asset Mobility In order to compete and have full access to the massive global market, local companies need to have access to global networks – it’s no longer just about what equipment you can sell to buyers near your backyard. 22 Our technology - enabled marketplace creates a connected world for our customers where they can reach vast, borderless markets of connected buyers and sellers and do business globally at astounding speed with dramatically less investment. Moving high volumes of equipment is a very different dynamic. Example: a local dealer has 100 excavators for disposition. Not every local market can absorb all that equipment at once, and it needs to find a home outside the home market. We bring the global marketplace to sellers and enable the flow of equipment and mobility of local assets across borders, so the local supply can meet the global demand. It is deeply satisfying to know we are enabling our customers to transcend the limitations of their business and reach customers from different regions and industries across the globe, getting the results they need and trusting us for buying and selling solutions that make their lives easier.

Serving the globe. Distinctly local. Transcending Local Markets Local businesses are often impacted by destabilizing fluctuations in their home markets due to seasonal changes, demand cycles or business cycles, such as econom - ic growth and contraction. To adjust to prevailing market conditions, most businesses need to even out their sales by tapping markets with different or even counter - cyclical fluctuations. But how? Where we step in is to facilitate the mobility of local assets and enable customers to transcend their local markets. We help the local customer locate market strengths, which they would not otherwise be able to access on their own. We expand their local selling radius and showcase equipment in regions where buyers are motivated. The opportunities we create for buyers and sellers to come to the table, whether capitalizing on a favorable currency or a regional economic boom, unlocks local benefit for both constituents. While not every business can simply and efficiently sell a product to the far reaches of the world on its own, there is something to be said for having strategic options against the downsides of vanishing liquidity or when local markets suddenly experience a downturn. There’s always a chance overseas markets are operating without notice of those local issues. Unlocking Local Benefits Through Global Scale 23

RITCHIE BROS.

Serving the globe.
Distinctly local.

Unlocking Local Benefits Through Global Scale



Which assets should be sold to preserve a smaller yet viable business?



My business has declined due to COVID-19. How do I raise cash quickly?



Where is our business now? Where are we going? What are our options? How do we decide when to buy/sell?



Is my equipment fully utilized? Can I convert my idle assets to cash for reallocation in a cost effective manner?

Liquidity is One of the Most Important Features of a Successful Two-Sided Marketplace

Some customers face immediate liquidity needs to close critical gaps or urgent cash needs, while others are looking to develop long- term liquidity management. There is a common thread between them – they look for a trusted strategic partner who understands their specific needs, and with the capability to bring a steady hand and value to their business when it really matters.

Facilitating liquidity to the marketplace and enabling cost-effective transactions, while intricately balancing supply and demand to achieve local price realization relies on:

- A ubiquitous two-sided marketplace
- Significant scale (transaction speed, integrity, volume)
- Global expertise
- Trusted Strategic Advisor
  (i.e. Ritchie Bros. Asset Solution > Inventory Management System)
- World-class technology, platform and assets
- The ability to connect buyers and sellers and build the optimal balance of demand and supply


Assets
Low Spreads
Liquidity
Cash
Quickly
Easily

24

Serving the globe. Distinctly local. “The new Ritchie Bros. facility is a first - class example of an opportunity to help grow the local economy: the economic activity that is associated with having a site here is important. The fact that Ritchie Bros. has invested in our community speaks volumes for all of us… they had the vision and the dream and for the fact that they came forward and made this major investment in our community, we want to thank them ever so much.” – Mayor of Saskatoon. When Ritchie Bros. invests money to establish an auction site in a community, we create a profound ripple effect that inspires even greater impact on the local communities around the globe. But don’t just take our word for it, though, we receive dozens of testimonials that make us exceptionally proud to be citizens and leaders within the communities we operate in. Actions speak louder than words. We have invested over $750 million dollars in developing our auction sites globally. These sites serve a critical purpose for our customers and our business operations, but they also act as a key catalyst enabling us to facilitate and amplify our social impact within the community. We are proud of the partnerships we have built with the local communities at each of our local sites and regional offices. Each community involvement experience enriches employees, provides greater insight into the local community, and reinforces the company’s core values. A Catalyst for Economic Growth Despite the proliferation of the digital economy, it is easy to overlook the benefits of what our local sites drive in terms of community involvement at the local level. Trusted relationships don’t start and stop with our customers – it is at the heart of what we want to be known for. Local communities want to see that businesses care about more than making money. Our presence in a community and our involvement spurs contact with neighboring services and retailers. This represents an opportunity to forge connections and alliances which strengthen the local business economy on a whole. For our site employee needs, we hire locally, and most employees will live and work in the same community. Businesses which are active in the community often attract high - performing and talented employees. Such people care about where they work, and they want their efforts to matter. A company which concerns itself with the community’s well being indicates that it cares about both of these things. Businesses must sustain a healthy community to ensure long - term prosperity. Ritchie Bros. has invested over $750 million in local auction sites globally. 25

RITCHIE BROS.
Serving the globe.
Distinctly local.

Community Giving



Doing Well in Business and Doing Good in Our Communities Are Mutually Inclusive

The KidSport concept was launched in 1993 by board and staff at Sport BC as a way to help address the challenges faced by many families when registering their children in organized sport. From humble beginnings here in BC, Kid Sport issued $1.95 million in grants to 7300 kids in 2017. Our mission remains the same…. to remove the financial barriers that prevent some children from playing organized sport!

Our investment in the communities where we work and live go beyond the commerce of equipment trading hands. We combine volunteerism and philanthropy to give back to those communities because it's part of who we are.

Many of us have been touched or affected by challenges in our lives that cause one to say 'Thank You' to the volunteers and organizations that help people each and every day.

That's why we help local organizations of all sizes – small, large, and everything in between. If they make a difference and improve the lives of our fellow community members; that's what's important to us.

We provide financial and non-financial contributions to community organizations, including 100's of charity auctions each year, as well as providing our facilities free of charge for community organizations to gather.

- A decade of supporting KidSport and raising $1.5 million dollars grants for financially disadvantaged children
- 20+ years of holiday fundraising and supply drive for Basics for Babies
- Contributing to over 50 local sports teams and associations around the globe annually
- Charity auctions – volunteering thousands of hours of team member time and our auction facilities
- Supporting local education and providing paid internships to student looking for career pathing (Ritchie Bros. Foundation)

26

Serving the globe. Distinctly local. S u ppo r t During Critical Times $ 187 , 500 to 52 different food banks around the world $ 50 K to STARS (air ambulance) over 5 years Whether it’s opening up our sites as disaster response coordination centers, donating to medical response teams, or helping others during COVID - 19, Ritchie Bros. can be relied on to support those in critical need. Our people devote countless hours of personal time to events, charity auctions and fundraisers to help the communities we live in. For events such as charity auctions, we do this because it is the right thing to do, and we do it with no expectation of compensation – period. As our founder Dave Ritchie taught us – support the kids and communities we live in, give back to those who help and support us ; whether in critical times or not . It’s who we are and what we do . Helping Mitigate COVID’s Impact With the massive economic impact of COVID - 19 in 2020, the need for full food banks is more important than ever. Ritchie Bros. recognized this need and stepped by donating $187,500 to 52 different food banks around the world, including organizations in United States, Canada, Australia, India, Japan, Spain, Germany, Italy, France, the Netherlands, and the United Kingdom. One of the company’s larger donations was a $25,000 grant made to the Greater Vancouver Food Bank in British Columbia, Canada, where Ritchie Bros.’ head office and several hundred of its employees call home. “Thank you Ritchie Bros. for being a steadfast ally in our fight to save lives since 2009. Your support doesn’t just make STARS possible, it makes us exceptional. With your help, we will continue fighting for the lives of people who live, work and travel across the prairies. We are incredibly grateful for your generosity towards STARS operations and your involvement in several of our major fundraising galas. Ritchie Bros. has truly helped make these events a success over the years. We look forward to a continued partnership with your team.” - Andrea Robertson, President & CEO, STARS “We are incredibly grateful to Ritchie Bros for gifting $25,000 to the Greater Vancouver Foodbank during the current COVID - 19 crisis, meaning those in need can continue accessing healthy food. This wonderful donation, along with our strong buying power, means that your support could provide 3 months’ supply of rice to all of our clients. That’s a huge amount. On behalf of all our clients, volunteers and staff, thank you so much.” - Elizabeth Charing, Philanthropy Officer for the Greater Vancouver Food Bank. 27

Serving the globe. Distinctly local. Diversity & Inclusion Management Approach At Ritchie Bros., we are committed to embracing differences and building a diverse engaged global team where we promote such differences and an inclusive culture that delivers exceptional service to our customers. Promoting a diverse workforce contributes and promotes stronger levels of employee engagement and brings unique perspectives to help move our business forward and contributes to our cornerstones of trusted relationships with our employees, customers, suppliers and shareholders. Our approach and focus on diversity has shown good progress. Female representation at our most senior executive leadership level is at 31%, which is the highest mix in the company’s history. At the Board of Directors level, we have more than doubled our female representation at 45% as of August 2020. As part of our director selection, RBA’s Board is committed to a diversified membership in terms of professional background, experience, thought, perspective, age, tenure, gender and ethnicity. Additionally, at the Vice President level, female representation increased from 16% to 20% over the last three years with Director level and the overall base of female employees also showing mix increases over the same time period. Diversity, however, is more than numbers and statistics. Our vision is to foster a culture that actively and consistently values diversity. We aim to become a leading workplace for diversity and inclusion. We are fostering a culture that understands the strength of diversity, the power that comes from an inclusive environment and the impact that we can have on our business and all our stakeholders. 31% of our most senior executive team are female 69% MALE Executive Committee 31% FEMALE 45% of our Board of Directors are female 55% MALE Board Of Directors 45% FEMALE Female Representation in Senior Leadership Vice President + 16% 18% 20% Director + 31% 34% 32% Other Employees 34% 34% 35% 2020 YTD 2019 2018 28

Serving the globe. Distinctly local. The focus of our Diversity and Inclusion journey began with a focus on gender diversity. We started this journey by forming an Employee Resource Group (ERG) for women. The purpose of Women’s LINK (Lead.Inspire.Network.Know) is to act as a resource for both group members and the organization. Women’s LINK is a global initiative to support women and further strengthen our core value of being a diverse and inclusive global organization to drive innovation through diversity of thought, gender, race, sexual orientation and ethnicity. This resource group is inclusive, and services are available to all employees. This ERG serves as a pilot and roadmap for other ERGs to be formed. The LINK mission: Our Women’s LINK cultivates an inclusive environment that supports and inspires women to advance their skills and leadership potential through connection, mentorship, collaboration and learning. Open to all genders, this group shall serve as a strategic partner with the Organization to raise awareness and increase employee engagement through networking, socializing, and professional development opportunities. Our membership has grown from 66 in 2018 to 154 in 2019. We support our members through professional and personal development opportunities and networking. We provided gender intelligence training to employees at director level and above to identify conscious and unconscious biases, with the aim of enhancing their appreciation of the value of diversity for the Company’s shareholders, customers, employees and the communities we serve. We developed a career website and recruiting collateral to include representation of the Company’s diverse workforce, which demonstrates our commitment to diversity and inclusiveness. The talent acquisition team was trained on diversity recruiting tactics and the Company ensures female candidates are identified and interviewed during the recruiting process. We also developed a talent management strategy to ensure diversity and inclusion integration into every aspect of our programs, including succession planning, leadership development, learning, and identification and development of high - potential talent using 360 - degree assessments and coaching. The Company’s management believes these initiatives and efforts will ensure a pipeline of diverse candidates and improve representation of women to be considered when making leadership and executive officer appointments. The Company is committed to providing an environment in which all employees are treated with fairness and respect and have equal access to opportunities for advancement based on skills and aptitude. SOCIALLY CONSCIOUS APPROACH. We strive for exceptional service levels to all our customers across the world and celebrate their distinct walks of life and business characteristics. WOMEN’S LINK - global initiative to support women within our company and further strengthen our core value of being a diverse and inclusive global and local organization Bev Briscoe, Board Member and former Board Chair, spoke at the inaugural LINK event. She shared stories and lessons learned from her remarkable career, working in mainly male dominated industries.“Don’t always sit in the passenger seat. Sometimes you gotta to take the wheel.” Diversity & Inclusion Our Diversity and Inclusion Journey Began with a Focus on Gender Diversity 29

Serving the globe. Distinctly local. At tr acting Talent 30 A Strategy Guided by Values Our core values at Ritchie Bros. are: Unity, Integrity, and Vision. Our global talent acquisition team adopts its talent attraction strategies and best practices around these values across the board, while consistently sharing them with our local and broader communities via social media channels and live events such as Campus Recruiting events. Our global Talent Acquisition team ask questions that align with these values and are always looking for potential candidates that live them and can speak to how we are always striving to hire team members that align with our shared vision, display strong integrity, and are able to work collaboratively. Despite being a global organization with offices and site locations in over 40 locations worldwide, we often hear from our employees that Ritchie Bros. is our “second family”. Ritchie Bros. offers comprehensive and competitive employee health and financial benefit packages. In addition to extended health and dental benefits, we offer an Employee Shares Purchasing Plan (ESPP), and registered retirement plans with competitive employer matching. Our ESPP program works as a payroll deduction should an employee choose to opt in. The program starts with a 50% employer match, increasing to a 100% (4%) match based on tenure. The Registered Retirement Savings Plan (RRSP), the Canadian registered retirement program as an example, is also matched by Ritchie Bros. at $3,500 per year based on employee contribution. Additionally, we have several additional benefits including our Morneau Shepell Employee Assistance program, a subsidized daycare at the Vancouver headquarters, as well as a fitness center to support employee health and well being. Average Employee Tenure (Full Time Employees) 2020 YTD New Hires Male Female Total 348 183 531 201 8 M a le Female Total 362 201 563 2019 Sales 7 Years Operations 6 Years Administrative 5 Years Total 6 Years

Serving the globe. Distinctly local. Talent Development Unleashing Our People’s Full Potential For over 60 years, Ritchie Bros. has built a legacy of success on the diverse talent and passion of our people. By providing our employees with meaningful work and development opportunities, inspiring them to build long - term careers at Ritchie Bros., we unleash their full power and potential. Our philosophy is that all employees are leaders and we strive to develop strong leaders at every level of the organization. Driven by our vision of “empowering people to achieve greatness,” Ritchie Bros. offers an integrated leadership development program to challenge employees to learn and contribute in new and meaningful ways. Leading Self One of our foundational programs, Personal Effectiveness is a one - day workshop that begins with a personal and comprehensive Insights Discovery™ behavioral style profile. During the workshop, employees learn how self - awareness can elevate their strengths and improve communication and collaboration with colleagues, managers and customers. Skillbuilders Ritchie Bros also offers employees with many self - directed options for learning and development that can be considered in one’s personal development plan. Skillbuilders are carefully curated resources (i.e. videos, articles, and self - paced online Modules) on key topics to help drive personal development planning and improve employee performance in their current role or prepare for future opportunities. These just - in - time, blended learning solutions are designed to accommodate a range of preferred learning styles and are globally accessible. Topics include: Time Management & Productivity, Effective Communication, Influence and Persuasion, Building Trust, and Handling Difficult Conversations, to name a few. Leading Others Transition to Leadership, a six - week virtual program, develops first time people leaders to navigate the challenges of their new role. Completed as cohort, employees participate in weekly 90 - minute webinars to explore topics such as engaging and motivating teams, giving feedback, and delegation skills. Sponsoring managers, a cohort mentor, and a discussion forum of peers, support employees complete weekly on - the - job activities to practice and apply the concepts learned. Coaching for Success is a one - day workshop for managers with all levels of experience to maximize team member’s performance. Leadership tools and a coaching con - versation model are introduced and practiced, along with how to create actionable Development Plans. Sales Development FastStart, a one - hundred - day sales training program, prepares our Territory Managers (TMs) to support customers in their assigned territory. The program is a blend of self - directed work, video role plays, job shadowing and skills coaching. TM Excellence the next phase of the TMs sales development, is designed to enhance their abilities in: identifying customer needs, presenting multichannel solutions, determining at risk deal parameters and better managing at risk deals. Offered quarterly throughout the year, the program brings TMs together from around the globe to attend a five - day workshop. Pre - workshop calls, and activities prepare the participants for the workshop, while post - workshop follow up reinforces what was learned. To drive sales performance and better results, the Sales Leadership Program , provides Regional Sales Managers and other Sales Leaders the opportunity to hone the skills needed to lead their teams. The two - day workshop focuses on developing competent sales leaders to better manage performance and accountability through coaching and feedback. Program Highlights 2 , 200 + frontline employees connecting with customers (globally) DID Y O U KN O W 31

Serving the globe. Distinctly local. Talent Development Employee Training Staff training is essential for our business. We believe that investing in training develops employees toward long - term career goals and can also promote greater job satisfaction. A more satisfied employee is likely to stay longer and be more productive while on our team. We believe deeply these investments have payback to the enterprise in the following ways: • Training helps our business run better. Trained employees will be better equipped to handle customer inquiries, make a sale or work with our technology platform and systems. • Training is a recruiting tool. Today’s workers want more than a paycheck. They are geared toward seeking employment that allows them to learn new skills. We are more likely to attract and keep good employees if we offer development opportunities. • Training promotes job satisfaction. Nurturing employees to develop more rounded skill sets will help them contribute to our company. • Training is also a retention tool, instilling loyalty and commitment from our employees. Learning and upgrading employee skills makes good business sense and is the right thing to do. The long - term gains associated with employee training make a real difference and that’s an investment we are proud to make. Tuition Reimbursement Because Ritchie Bros. believes that formal education has a positive impact on an employee’s contribution to the Company, the Company supports self - development and educational efforts by providing reimbursements for tuition and many of the expenses associated with continuing education courses. All full - time, regular employees are eligible to pursue a degree or take individual courses at approved and accredited educational institutions under this program, provided the course of study is related to the employee’s current position or a probable future assignment. *Excludes external courses, certificates and accreditation as the data is not available and cannot be reasonably estimated. $3.2 million CAD$ Invested in training & development programs in 2019* $2.9 million CAD$ Invested in training & development programs in 2018* Investment in Global Employee Development 32

Serving the globe. Distinctly local. Talent Development Future - Proofing Our Workforce Staying competitive in today’s global marketplace means that organizations need to be innovative, adaptive, and ever - changing. Achieving this depends on the skill and knowledge of the work - force, and Ritchie Bros. believes that enabling our employees with continuous, self - directed learning is critical to future - proofing our workforce in the face of rampant workplace change. Ritchie Bros. provides all full - time employees and managers access to a library of online learning, videos, books, and resources on our Skillsoft platform to help support their ongoing personal and professional development. There are over 3000+ courses that range in subject matter from communication and time management skills, to resolving conflict and building effective teams. In addition, Skillsoft eLearning can also help employees earn academic credit toward undergraduate degrees, professional certification programs or continuing education units (CEU) that recognize time and effort spent in sharpening professional skills (for example: Project Management Institute). Building a Global Talent Pipeline In addition to developing our leaders at all levels, Ritchie Bros. also makes targeted investments in the development of a group of diverse high potential employees, identified through an annual talent review, who are expected to be the successors to critical roles in the organization. High potential employees, identified and selected by our business leaders in consultation with human resources, are invited to participate in the Korn Ferry Voices 360 Feedback Program. Participating employees obtain feedback from peers, managers and other individuals with whom they interact. Employees are then coached, based on the aggregated feedback, by an in - house certified coach; and an actionable Development Plan is created to support the employee’s continued development. To reinforce what good leadership looks like at Ritchie Bros., high potential employees may be paired with established leaders across the organization as part of our mentoring program. The purpose is threefold: to assist in the development of new leadership skills, to build networks across the different functions of the business, and to increase knowledge of the business. Mentors use an established mentoring program toolkit and resources to coach mentees. 33

Serving the globe. Distinctly local. Talent Development A Global Mindset to Talent Development High - performance and high - potential individuals need accelerated development, exposure to different cultures, appropriate rewards and opportunities to keep them learning and growing. Which is why at Ritchie Bros. we recognize our high potentials with international assignment opportunities that allow them to develop their talent and leadership within other roles in other countries across the company. We offer our local talent global experiences to develop professional capabilities while exploring new cultural environments. They get a chance to make an impact on the business while not only personally enriching their lives but allowing them to eventually bring those perspectives full circle to benefit the local business. Building a Career at Ritchie Bros.: Gabriel Lopez's Story (From Customer to Regional Operations Manager) I started in January 2009 in Spain working in the yard, although my first auction as a customer was around 1997 as my family was a Ritchie Bros. old customer. In only three years I was promoted to Sales as a Territory Manager (TM) covering different areas in Spain, always focused on customer acquisition. During my last year as a TM, in addition to my Spanish territory, I covered three countries in LATAM (Peru - Ecuador - Bolivia), getting the experience to work closer with our Mexican team and get the taste of the LATAM market. I moved to Vancouver with my wife in June 2017 to accept the role as “Sales Training Specialist.” It was a challenge, but also an excellent learning opportunity. The people I met and all that I learned allowed me to grow as much personally as professionally. After almost two great years in Vancouver, I decided that I was ready to move forward and find a new challenge. Since April 2019, I’m working with another fantastic team in a very competitive market as the Regional Operations Manager of the UK & Ireland. Wherever you go in this Company, you find friendly and very professional people who live by and for our Ritchie Bros. customers. I’m very proud to be part of the Spanish - Canadian - British teams. Gabriel Lopez "catching bids" at a live, onsite auction. 34

Serving the globe. Distinctly local. Governance Local Values for Sustainable Growth 35

Serving the globe. Distinctly local. Human capital (attraction, retention, engagement, parity, training, diversity) Data security Culture and ethics (anti - corruption, bribery, money laundering) Health and safety (at sites, employees and clients) Data privacy Climate change (and the transition to a low - carbon economy) Our Material ESG Issues 36

Serving the globe. Distinctly local. Ritchie Bros. Board of Directors ▸ Responsible for oversight of enterprise risk management Nominating and Corporate Governance Committee ▸ Responsible for identifying the potential significant risks associated with our operations, including ESG issues ▸ Approves ESG strategies driven by management, and reports priorities, challenges and progress to the full Board SVP, Legal Affairs and Chief Financial Officer (& Members of the Executive Committee) ▸ Responsible for the development and implementation of ESG strategies in alignment with the business priorities and relevance with Ritchie Bros. stakeholders ▸ Responsible for engaging with stakeholders on ESG issues and providing feedback to the Executive Committee and NCG Committee ▸ Responsible for communicating and reporting on ESG priority issues 37 Our G o v er n an c e Framework

Serving the globe. Distinctly local. 38 Emphasizing Operational Discipline Risk management at Ritchie Bros. is a collective responsibility, with business leaders and teams alike playing a key role in addressing inherent risks tied to the achievement of the Company’s strategic objectives. At the highest level, this begins with each employee’s commitment to embodying our Code of Business Conduct and Ethics, living our Core Values, and upholding the Company’s reputation. This cascades to risk owners, ensuring operational risks, strategic risks, and emerging risks are effectively managed. Management Approach Ritchie Bros. has implemented an Enterprise Risk Management (“ERM”) Framework to: ▸ Support the Company’s ability to identify, assess and manage risks appropriately ▸ Focus resources on the risks that may most adversely impact achievement our key objectives ▸ Formalize responsibilities and accountabilities for risk mitigation and oversight ▸ Support the Board’s risk governance responsibilities ▸ Increase the organization’s risk awareness, reinforcing that risk management is every - one’s responsibility. To this end, Ritchie Bros. has in place a “three lines of defense” model which articulates risk management responsibilities of business leaders and segments, governance and oversight groups, and the Company’s Internal Audit function. Risk Governance As part of our ERM approach, we regularly assess top inherent risks from multiple perspectives (growth and shareholder value, brand promise, operations, legal and compliance — including environmental, and safety) with active participation from our Executive and leaders, and report on these risks to the Audit Committee of the Company’s Board of Directors. Highlights include: ▸ Gauged Board of Directors’ and management’s respective views of and alignment on the Company’s top inherent risks ▸ Ongoing efforts to enhance the risk awareness culture across our global organization through “tone from the top”, awareness communications, and mandatory training on important risk topics such as Code of Business Conduct and Ethics compliance, physical safety, privacy, and cybersecurity ▸ Embedding risk management through mobilization of cross - functional teams to collaborate on mitigating emerging and / or pertinent risks such as cybersecurity, privacy, safety, and operational areas of focus ▸ Continuous improvement through implementation of processes to promote compliance with policies and protocols linked to inherently high - risk areas (e . g . conflicts of interest, phishing exposures) Risk M a n a g ement

RITCHIE BROS.

Serving the globe.
Distinctly local.

Governance at Ritchie Bros.



Sarah Raiss
Bob Elton
Kim Fennel
Ann Fandozzi
Erik Olsson
Amy Guggenheim Shenkan
Adam DeWitt (missing) Chris Zimmerman
Bev Briscoe

8/9

Directors are Independent


4
0-3 YEARS
1
3-6 YEARS
4
7+ YEARS


45%
Gender Diversity

Independence. *Directors are elected annually and other than our Chief Executive Officer, all of the members of our Board are independent directors.*

Average Tenure *The Board of Directors believes that having directors with a mix of tenure on the board helps transition the knowledge of the more experienced directors while providing a broad, fresh set of perspectives and provides the Board of Directors with a diversity of experiences and viewpoints. We have had one new director join the Board of Directors within the last two years. The average tenure of our independent directors standing for re-election is approximately 6 years.*

Diversity. *The Company values diversity and recognizes the organizational strength, deeper problem-solving ability and opportunity for innovation that diversity brings to the Board. The Company believes diversity is an important element of corporate governance and is good for the business. Diversity contributes to the achievement of the Company's corporate objectives. It enables the Company to attract people with the best skills and attributes, and to develop a workforce whose diversity reflects that of the communities in which it operates.*

The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure to ensure independent oversight of management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may vary for a single company as circumstances change. As such, our independent directors consider the Board's leadership structure at least annually and may modify this structure to best address the Company's unique circumstances and advance the best interests of all stockholders, when and as appropriate.

The fundamental responsibility of the Board of Directors is the overall stewardship of the Company, with a view to ensuring both the Company's long-term success and that its affairs are conducted in an ethical and legal manner. The Board does so through a system of corporate governance, and by furthering the tone set since the Company's inception: one of high integrity and ethical conduct.

Board	Shareholder	Compensation
Independent Chair Annual	No Cumulative Voting Rights	Pay for Performance Compensation
Director Elections	Right to call a special meeting	Annual Say-on-Pay vote
Robust Annual Director Evaluation Process	Preferred shares "De-Clawed"	Anti-hedging and anti-pledging plicies
Majority Vote for Directors		Clawback policy both cash and equity award
All Independent Committees		Stock ownership guidlines for Directors and Executives
No Director-related party transactions		
Director Retirement Policy		

ESG Board Oversight

At Ritchie Bros., our approach to corporate social responsibility is grounded in our commitment to creating and maintaining sustainable value for our customers, our employees, our shareholders and the communities in which we live and work. This commitment is managed within a governance structure that supports broad engagement across the organization, while providing appropriate oversight and accountability at the highest levels of the Company. Our Board is committed to overseeing the integration of ESG principles throughout Ritchie Bros. The Board reviews and receives updates on our ESG program. In addition, business leaders and senior leaders in our legal, investor relations, human resources, communications, operations, safety, and technology functions actively participate in our ESG program.

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Serving the globe. Distinctly local. Governance at Ritchie Bros. The Ritchie Bros. Board of Directors ensures effective leadership and provides oversight of strategy, succession planning, risk management, sustainability and corporate governance. Three committees of independent and unrelated directors help the board carry out its responsibilities. The Governance and Nominating Committee assists the board in overseeing our governance, sustainability practices and the nomination, assessment and compensation of directors. The Nominating and Corporate Governance Committee (NCG) consists of independent directors and has specific oversight responsibility for risks related to our environmental, safety, sustainability and corporate social responsibility policies, objectives and practices. Management periodically reviews our policies, objectives and practices concerning these risks with the Committee. Most recently, these reviews included updates from management regarding the progress and results of the completed ESG assessment — which identified, prioritized and validated the ESG topics most significant to the Company. Audit C ommit t ee ▸ Enterprise risk management process ▸ Integrity of financial statements ▸ Effectiveness of internal controls over financial reporting ▸ Matters relating to independent auditor and internal audit function ▸ Cybersecurity ▸ Compliance with legal and regulatory requirements Nominating & Corporate Governance Committee ▸ Director candidate review and recommendation ▸ Board and committee composition ▸ Corporate governance guidelines and other corporate governance matters ▸ Annual Board and committee self - assessment process ▸ Environmental, safety, sustainability, and corporate social responsibility Compensation & Management Develepment Committee ▸ Management and nonempployee director compensation ▸ Annual CEO evaluation, goals, and objectives ▸ Management succession Planning ▸ Stock and stock - based plans ▸ Pension and welfare benefit plans, practices, and arrangements ▸ Annual risk assessment of compensation policies and practices 40

Serving the globe. Distinctly local. Compliance & Business Ethics 41 CODE OF CONDUCT. Our success and reputation is founded upon our commitment to honesty, integrity, and doing what is right. We depend on our employees and officers to conduct the Company’s business on a day - to - day basis in a manner that promotes and protects our reputation and the trust that our customers and investor have in the Ritchie Bros. brand. Our Code of Conduct and Ethics helps our employees understand what we mean by ethical behavior and to exemplify our core values. Employees are required to complete annual scenario - based training on our Code to reinforce awareness and understanding of how to put these principles into practice each day. Topics Included in Our Code of Conduct OUR COMMITMENT TO OUR EMPLOYEES ▸ Workplace Harassment ▸ Safety ▸ Substance Abuse ▸ Anti - Retaliation ▸ Audits & Investigations OUR COMMITMENT TO OUR COMPANY ▸ Conflicts of Interest ▸ Giving & Receiving Gifts ▸ Protecting Company Assets ▸ Communicating outside of Ritchie Bros. OUR COMMITMENT TO OUR INVESTORS ▸ Engaging in fair competition ▸ Insider Trading ▸ Maintaining accurate books and records ▸ Responding to audits and investigations OUR COMMITMENT TO OUR CUSTOMERS ▸ Treating customers fairly ▸ Bribery and Corruption ▸ Money Laundering ▸ International Trade Controls OUR COMMITMENT TO OUR COMMUNITIES ▸ Protecting the environment ▸ Engaging in Political and Charitable activities

Serving the globe. Distinctly local. VOICING CONCERNS. We have several avenues through which employees and stakeholders can report potential violations of laws, rules, regulations and Company policies. We have an open - door policy with regard to issues that may arise under the Code or about potential violations. Employees may bring these issues to their supervisors, their supervisor’s managers, their human resources representative, any member of human resources or Ritchie Bros.' Senior Vice President and General Counsel. In addition, we have a toll - free and confidential business ethics hotline operated by an independent third party through which employees may anonymously report any potential violation online or via a hotline. Following a report, Ritchie Bros.' Legal Department oversees an investigation appropriate for the situation. Anonymous reports and the results of any investigation are reported to the Audit Committee. For more information regarding reporting of violations, please view our Code of Business Conduct and Ethics. RISKS AFFECTING OUR BUSINESS. There are risks and uncertainties that could have a material adverse effect on our business and financial results. The “Risks and Uncertainties Affecting Our Business” section of our 2018 Annual Report provides a detailed discussion of the risks that affected Ritchie Bros. in 2019. ONLINE ACCESS TO POLICIES. Our employees have access to all our policies, including our Code of Conduct, through our intranet. Compliance & Business Ethics 42

Serving the globe. Distinctly local. Data Pr iv acy & Security Technology is transforming the way we work at Ritchie Bros., as we move to an intuitive and effective operations platform with access to the information required to deliver excellent service. We expect technology driven efficiencies will lead to reductions in manual processes and allow for organizational scaling and more efficient training efforts. We are leveraging technology for future growth as we converge technology applications, data sources and processes, and creating technology platforms that can be delivered as services to customers while protecting the company and customers from cyber threats. All eligible employees complete mandatory privacy and information - security training courses, which are refreshed annually. Through continual awareness - building, such as our Cybersecurity Awareness Month every October, we work to promote a culture that understands the critical importance of data security and privacy, areas of vulnerability and how to remain vigilant when handling data. Combating rising cyber threats Ritchie Bros. takes protecting our customers, employees, brand, systems and data very seriously. Ritchie Bros. actively monitors and manages security risks and looks to mitigate them through enterprise - wide programs, industry best practices, employee training and vulnerability assessments. we have made investments in dedicated resources, leadership and technology in Cybersecurity and Data Privacy. We continue to build our program and controls around people, process and technology and apply risk - based strategies around better detection, protection and response efforts. Our security measures include: ▸ Secure firewalls to help prevent unauthorized external access to internal systems. ▸ Dedicated CSOC (Cybersecurity Operations center) team to monitor, detect and respond to threats. ▸ Enterprise grade security tools to help combat: phishing, digital fraud, malware. Protecting ourselves and our customers Strong security, strong governance Our strong commitment to data security and privacy is demonstrated in the Company’s overall approach to governance. We are incorporating security and privacy by design and increasing awareness around the company with strong support from management and our board. We have formed a Data Privacy Committee. The committee's responsibility is to develop and approve our general strategy and policies on data privacy and data protection, assess the data privacy risks associated with the Company’s business activities, and provide direction to, and support the initiatives of, our Data Protection Office. Dedicated and certified in - house cyber security team Leveraging Threat Intelligence and AI for automation High efficacy protection against phishing and credential theft DID Y O U KN O W 43

RITCHIE BROS.
Serving the globe.
Distinctly local.

Stakeholder Engagement

Ritchie Bros. is committed to engaging in constructive and meaningful communications with its stakeholders, including employees, customers, investors, and the members of communities in which we live and work. We believe it is important to promote open and sustained dialogue with our stakeholders in a manner consistent with our values of integrity and trust.
This ongoing communication is key to transparency and facilitates informed dialogue and diverse opinions that empower our culture. Stakeholders are provided opportunities to share their feedback and engage with the Company either through Q&As, email inbox, surveys, one-on-one dialogues, call lines, intranet, and various other channels of communication.




So ALL Kids
Can Play!





Stakeholder Group	Engagement Activities
Shareholders, Investors, Bondholders, Lenders, Ratings Agencies	Quarterly Earnings Calls (open to everyone), News releases, Public disclosures (10-k, 10-Q, Proxy), Investor one-one-one meetings, Investor Conferences and Non-Deal Roadshows, Governance and ESG roadshows including Board Chair, AGM, Regular conversations with Lenders and Ratings Agencies, Investor Days & Open Houses, HQ Visits, site visits/investor tours, RBA Investor Relations team and website interaction
Community	Philanthropic efforts and community giving, volunteerism (i.e. charity auctions), disaster response, internship programs, news releases, hiring fairs
Employees	Global town halls with CEO & EC, Dedicated email box to CEO for feedback and questions, Weekly company update email from CEO, employee engagement surveys, recognition programs, wellness programs, training and development programs, internal news emails, company intranet with information about all aspects of the organization, policies and procedures, dispute resolution program
Customers	Ongoing relationship building, account management interaction, trade shows, industry gatherings, RB Asset Solutions technical and application support, training sessions and workshops, customer call centers

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Serving the globe. Distinctly local. 45 ▸ The Health and Safety journey of team members at Ritchie Bros starts with the completion of our automated safety orientation process. This safety orientation was developed by a continuous improvement team and is administered to every new team member. We firmly believe this orientation provides the team members with a firm understanding of our safety commitment and journey. ▸ During this orientation process the team members learn about our comprehensive health and safety program that begins with our health and safety policy statement and continues with an overview of our EHS safety documentation that covers our glob - al reach. The EHS policy statement aligns the responsibilities of all team members in the area of health and safety from our executive members, to managers to employees working at our sites around the world. Within this policy and our other policy, EHS Roles and Responsibilities, clearly defined roles are provided for all team members. ▸ Achieving true safety excellence can only be achieved having a robust risk management process. Our process begins with the completion of Job Safety Analysis, which are reviewed annually, for critical jobs functions, and continues with the completion of Field Level Hazard Assessment or Risk Identification cards daily. This process is supported by regular annual safety training to our leadership team members in the field but also team members who perform tasks in the field. Our field management team members are provided training on an annual basis through our online portal and includes accident investigation, workplace inspection, mobile equipment operations and risk identification process. The goal of our risk management process is to ensure that Health & Safety employees are exposed to the lowest level of risk however there are instances where team members may incur injuries or illnesses because of the tasks they complete. This investigation process includes not only Managers of the area where the incident occurred but also includes our Field Safety Business Partners. This ensures that corrective and preventative actions are put into place to prevent a recurrence. ▸ Given the nature of our business and our interaction with the public emergency planning is paramount to Ritchie Bros. Annually our sites conduct emergency drills based on the emergency response plans that are drafted for each location. We also employ emergency services personnel, EMS, during our onsite sales. We measure our safety performance by using leading indicator measurement as well as lagging indicator measurement. We also conduct a bi - annual Safety Perception survey with an outside consultant as another way to guide us on our safety journey. We use this data to plan our safety activities, i.e. process improvement, internal auditing, and possible training to the field. ▸ All our safety activities are overseen by Safety Steering teams which are made up of team members representing all business sectors as well as members from our executive committee. These Safety Steering teams provide input for improvements that should be considered to our EHS programs throughout the organization. Responsibility for the success of this process lies with our Chief Operations Officer in conjunction with our Global Director of EHS. ▸ Ritchie Bros is committed to sending everyone home at the end of the day the way they came to work. Safety at Ritchie Bros.

RITCHIE BROS.

Serving the globe.
Distinctly local.

Health & Safety –COVID-19 RESPONSE



Priorities

- Health and Safety of our employees, our customers and their families
- To ensure we continued to be there for our customers
- Strictly adhere to all safety regulations and guidelines

Customer

- Converted all our live auctions to online bidding
- Stepped up marketing and demand management
- Stopped accepting cash

Employee

- Heightened hygiene and disinfection protocols
- Modified flow of equipment drop-off and pick-up
- Measures taken at auction yard to meet social distancing requirements
- Deployed "Home Auctioneer" capability

Technology

- Optimized transactional websites/ customer experience
- Added functionality and features to our bidding engines; tailored to regional needs (i.e. IronPlanet e-Reserve)
- Scaled the number of simultaneous bidders and viewers on our digital platforms by 400%

Business Continuity

- Crisis Management Steering Team
- Work From Home Policy implemented on March 16th
- Continuous operations leveraging technology platforms

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Serving the globe. Distinctly local. Environment Local Values for Sustainable Growth 47

Serving the globe. Distinctly local. Strategy for a changing future Ritchie Bros. recognizes we live in a changing world and environment sustainability is top of mind for many people, young and old. The science is undeniable - our planet is being affected by climate change and our future well - being has been put in peril due to increased carbon emission. For a company in our industry, dealing with heavy equipment and trucks for sectors like construction, transportation, oil & gas, and farming we are particularly sensitive to this issue. While we have always been a great proponent of reusing machinery rather than disposing of it, carbon - heavy machinery is the core of our business. It is transported to and from our auction sites, as well as driven across our “Ramp” in order to be presented to buyers. We cannot control the mechanical design of these machines and their carbon footprint. That is up to manufacturer. What we can do is take action to reduce emission at our auction sites by reducing idling machines and the transportation of these machines to and from our sites. In recent years we have introduced the Virtual Ramp and Virtual Sales Option at some our biggest auctions. The Virtual Ramp allows large machines like excavators to be sold from a tent by video screen, eliminating the need to move them across the ramp. The Virtual Sales Option allows sellers to sell straight from their premise and avoid transporting to our auction. The Virtual Sales Option represents a growing trend of customers selling straight from their yard through our convenient online buying and selling platforms, eliminating transportation to our facilities and reducing carbon emissions in the process. Reducing carbon emissions is no longer an option, but an imperative for a company in our industry. We have a responsibility to customers, shareholders and ourselves to do our best for the environment and be part of the solution to growingly dire climate change crisis. Environment 48

RITCHIE BROS.

Serving the globe.
Distinctly local.

Environment


SOLD!
US $52,000
2015 Tigercat T726G
Street Trencher

Online Auctions

In 2017, Ritchie Bros. acquired the leading online auction company IronPlanet and substantially bolstered its capability to provide online capabilities. In addition to providing our customers with the choice of a fully online experience, the online capability yields environmental benefits through:

- Online bidding – sale and transaction all take place online
- Equipment sold from customer premises; no need to move equipment to our physical auction yards

Pre-COVID-19, approximately 65% of our winning bids and 17% of our GTV volume was being transacted through our RBAuction.com, IronPlanet Weekly, Marketplace-E and GovPlanet pure online channels. That has translated into a significant amount of equipment that does not get transported to and from our auction yard.

Since COVID-19, we are now selling 100% of our equipment through our online channels while our physical auction yards are still used for hosting and showcasing equipment. During the pandemic, we are no longer hosting any live auctions and subsequently are not ramping equipment, further decreasing our already low carbon footprint.


AUCTIONEERS
IRON PLANET

We're in a new type of era where the spheres between online and physical auction realms are blurry, interconnected, and strengthen one another. We are trying to meet the consumer where they are.

IRONPLANET Marketplace e GOV PLANET RITCHIE BROS. Auctioneers

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Serving the globe. Distinctly local. Environment Change Starts at Home At corporate HQ we’ve committed to creating a future - forward environment that encourages a low - carbon lifestyle. We understand that to be agents of change at our auction locations - encouraging a reduction in carbon - intensive activity - we need to set the right example at the company’s power center. ▸ Ritchie Bros. LEED. certified headquarters is resource - efficient, healthy and resilient. ▸ Increased electric vehicle charging stations in 2019 and dedicated parking space for car pool drivers. ▸ Introduced an employee shuttle program in 2019 to encourage the use of public transit. ▸ Multiple recycling stations on each floor and other waste reduction initiatives. ▸ Upgraded to energy efficient lighting throughout our Lincoln office, with more LED upgrades planned in 2020 to continue our focus on energy savings and cost reduction. Environmental action at our auction sites We are striving to make our auction sites future - forward by fully embracing recycling programs to reduce waste. Our sites are not only PA - compliant, but we have installed state - of - the - art air filtration systems to provide clean air in our facilities as well as a closed - loop water recycle systems to ensure minimal environmental impact. We have also recycling bins to collect plastic, paper, cardboard and more, giving our customers and staff the ability to reduce waste. 50

RITCHIE BROS.

Serving the globe.
Distinctly local.

Links and Downloads


VOLVO
273

Code of business conduct and ethics - https://www.rbauction.com/cms_assets/pdf/corporate-governance/09-2019-Ritchie-Bros-Code-of-Business-Conduct-and-Ethics.pdf

Board mandate - https://www.rbauction.com/cms_assets/pdf/corporate-governance/11-2015-board-mandate.pdf

Diversity policy - https://www.rbauction.com/cms_assets/pdf/corporate-governance/2015-0224-Diversity-Policy.pdf

Majority voting policy - https://www.rbauction.com/cms_assets/pdf/corporate-governance/03-2018-Ritchie-Bros-Majority-Voting-Policy.pdf

Shareholder engagement policy - https://www.rbauction.com/cms_assets/pdf/corporate-governance/2016-shareholder-engagement-policy.pdf

Corporate governance guidelines - https://www.rbauction.com/cms_assets/pdf/corporate-governance/02-2019-Ritchie-Bros-Corporate-Governance-Guidelines.pdf

Board chair role description - https://www.rbauction.com/cms_assets/pdf/corporate-governance/03-2018-Ritchie-Bros-Board-Chair-Role-Description.pdf

Audit committee charter - https://www.rbauction.com/cms_assets/pdf/corporate-governance/02-2020-audit-committee-charter.pdf

Compensation committee charter - https://www.rbauction.com/cms_assets/pdf/corporate-governance/08-2017-compensation-committee-charter.pdf

Nominating & corporate governance committee charter - https://www.rbauction.com/cms_assets/pdf/corporate-governance/11-2017-Ritchie-Bros-NCG-Charter.pdf

Articles & bylaws - https://www.rbauction.com/cms_assets/pdf/corporate-governance/03-2018-Ritchie-Bros-Articles-Bylaws.pdf **UK tax strategy** - https://www.rbauction.com/cms_assets/pdf/corporate-governance/05-2018-Ritchie-Bros-UK-Tax-Strategy.pdf **2020 Proxy** - https://s2.q4cdn.com/965716280/files/doc_financials/2020/ar/RBA_2020-Proxy.pdf

2019 10-K - https://s2.q4cdn.com/965716280/files/doc_financials/2019/ar/19-24783-1_RITCHIE-BROS-AUCTIONEERS-INC_10-K-(FINAL).pdf

Tuition reimbursement policy summary - https://s2.q4cdn.com/965716280/files/doc_financials/2019/ar19-24783-1_RITCHIE-BROS-AUCTIONEERS-INC_10-K-(FINAL).pdf

Harassment policy summary - https://s2.q4cdn.com/965716280/files/doc_financials/2019/ar/19-24783-1_RITCHIE-BROS-AUCTIONEERS-INC_10-K-(FINAL).pdf

Board renumeration disclosure summary - https://s2.q4cdn.com/965716280/files/doc_financials/2019/ar/19-24783-1_RITCHIE-BROS-AUCTIONEERS-INC_10-K-(FINAL).pdf

Anti corruption policy summary - https://s2.q4cdn.com/965716280/files/doc_financials/2019/ar/19-24783-1_RITCHIE-BROS-AUCTIONEERS-INC_10-K-(FINAL).pdf

Trade controls compliance policy summary - https://s2.q4cdn.com/965716280/files/doc_financials/2019/ar/19-24783-1_RITCHIE-BROS-AUCTIONEERS-INC_10-K-(FINAL).pdf

Employee resolution policy summary - https://s2.q4cdn.com/965716280/files/doc_financials/2019/ar19-24783-1_RITCHIE-BROS-AUCTIONEERS-INC_10-K-(FINAL).pdf

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